  INDEPENDENT AUDITORS' REPORT




  Board of Directors
  of Tesseract Corporation
  San Francisco, California

  We have audited the accompanying balance sheets of Tesseract Corporation (the "Company") as of December 31, 1993 and 1992, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


  /s/Deloitte & Touche

  February 18, 1994


                            TESSERACT CORPORATION

                                BALANCE SHEETS
                          December 31, 1993 and 1992
                            (dollars in thousands)

                                    ASSETS
                                                           1993         1992
Current assets:
  Cash and cash equivalents  . . . . . . . . . . . . . $   7,811    $   7,083
  Accounts receivable, less allowance for doubtful
   accounts of $230 in 1993 and $242 in 1992 (note 1)      7,676       12,232
  Other current assets (including $80 in 1993 and 1992
   of a loan due from an officer) . . . . . . . . . .        474          192
            Total current assets . . . . . . . . . . .    15,961       19,507
  Property, net (note 2)   . . . . . . . . . . . . . .     2,029        1,600
  Capitalized software costs, net of accumulated
   amortization of $1,753 in 1993 and $908 in 1992
   (note 1) . . . . . . . . . . . . . . . . . . . . .      3,435        3,255
  Deferred taxes and other assets (note 3) . . . . . .       788          978
            Total assets . . . . . . . . . . . . . . . $  22,213    $  25,340

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           1993         1992
Current liabilities:
  Trade accounts payable . . . . . . . . . . . . . . . $     395    $     427
  Accrued liabilities  . . . . . . . . . . . . . . . .     6,818        7,302
  Deferred revenue   . . . . . . . . . . . . . . . . .     7,803       10,959
            Total current liabilities  . . . . . . . .    15,016       18,688
  Deferred revenue and other non-current liabilities .       664          391
            Total liabilities  . . . . . . . . . . . .    15,680       19,079

Stockholders' equity:
  Mandatory redeemable preferred stock, no par value:
       Series A, (preference in liquidation -$4,199),
         issued and outstanding 2,400,000 shares . . .     4,199           --
       Series B, (preference in liquidation - $6,238),
         issued and outstanding 1,000,000 shares . . .     6,238           --
       Series C, (preference in liquidation - $6,000),
         issued and outstanding 12,615,113 shares. . .     6,000
       Series D, (preference in liquidation - $1,453),
         issued and outstanding 3,055,834 shares . . .     1,453           --
       Series E, (preference in liquidation - $989),
         issued and outstanding 2,079,039 shares . . .       989           --
  Common stock, no par value, Series A , issued and
   outstanding 400,001 shares, Series B, none
   outstanding, Series C, (preference in liquidation -
   $183), issued and outstanding 148,664 shares . . .         55           --
  Contributed capital  . . . . . . . . . . . . . . . .       375       19,254
  Accumulated deficit  . . . . . . . . . . . . . . . .   (12,776)     (12,993)
            Total stockholders' equity . . . . . . . .     6,533        6,261
            Total liabilities and stockholders' equity $  22,213    $  25,340


                    See notes to the financial statements.



                                      2


                            TESSERACT CORPORATION


                             STATEMENTS OF INCOME
               For the Years Ended  December 31, 1993 and 1992
                            (dollars in thousands)

                                                           1993         1992
Revenues:
  License fees . . . . . . . . . . . . . . . . . . . . $   5,696    $  10,488
  Maintenance  . . . . . . . . . . . . . . . . . . . .    10,730        9,333
  Consulting and other services  . . . . . . . . . . .    12,468       12,085
             Total revenues  . . . . . . . . . . . . .    28,894       31,906

Operating expenses:
  Cost of revenues:
      Amortization of capitalized software costs . . .       844          904

      Costs of license, maintenance, consulting and
        other services   . . . . . . . . . . . . . . .    10,120       12,848
  Sales and marketing  . . . . . . . . . . . . . . . .     6,629        7,637
  Product development  . . . . . . . . . . . . . . . .     6,213        5,366
  General and administrative . . . . . . . . . . . . .     2,645        2,577
  Restructuring costs (note 9) . . . . . . . . . . . .     2,314           --
             Total operating expenses  . . . . . . . .    28,765       29,332
Operating income . . . . . . . . . . . . . . . . . . .       129        2,574
Interest income  . . . . . . . . . . . . . . . . . . .       234          218
Income before income taxes . . . . . . . . . . . . . .       363        2,792
Income tax expense   . . . . . . . . . . . . . . . . .       146        1,138
Net income . . . . . . . . . . . . . . . . . . . . . . $     217    $   1,654



                    See notes to the financial statements.

























                                      3


                            TESSERACT CORPORATION


                           STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 1993 and 1992
                            (dollars in thousands)

                                                           1993         1992

Cash flows from operating activities:
Net income  . . . . . . . . . . . . . . . . . . . . .  $     217        1,654
                                                                    $
  Adjustments to reconcile net income to net cash

    provided  by (used in) operating activities:

    Depreciation and amortization . . . . . . . . . .      1,427        1,205
    Changes in assets and liabilities:
      Accounts receivable . . . . . . . . . . . . . .      4,556         (500)
      Other current assets  . . . . . . . . . . . . .       (282)          (1)
      Deferred taxes and other assets . . . . . . . .        190          290
      Trade accounts payable  . . . . . . . . . . . .        (32)         151
      Accrued liabilities . . . . . . . . . . . . . .       (484)         262
      Deferred revenue  . . . . . . . . . . . . . . .     (3,156)       1,195
      Deferred revenue and other non-current






        liabilities . . . . . . . . . . . . . . . . .        273          391
    Net cash provided by operating activities . . . .      2,709        4,647
Cash flows from investing activities:
  Purchase of property  . . . . . . . . . . . . . . .     (1,011)      (1,509)
  Additions to capitalized software costs . . . . . .     (1,025)      (1,521)
    Net cash used by investing activities . . . . . .     (2,036)      (3,030)
Cash flows from financing activities:
     Exercise of stock options  . . . . . . . . . . .         55           --
Increase in cash and cash equivalents . . . . . . . .        728        1,617
Beginning cash and cash equivalents . . . . . . . . .      7,083        5,466
Ending cash and cash equivalents  . . . . . . . . . .  $   7,811    $   7,083

Noncash investing and financing activities:
  Write-off of fully amortized capitalized software                 $   1,730
    costs . . . . . . . . . . . . . . . . . . . . . .




                    See notes to the financial statements.


















                                         4
TESSERACT CORPORATION

STATEMENTS OF STOCKHOLDERS' EQUITY
For the Years Ended December 31, 1993 and 1992
(dollars in thousands)

                             Series A  Series B  Series C  Series D   Series E                                    Total
                            Preferred Preferred Preferred Preferred  Preferred Common  Contributed Accumulated Stockholders'
                              Stock     Stock     Stock     Stock     Stock     Stock    Capital      Deficit       Equity
Balances, December 31, 1991 $     -- $     --  $     --    $      --  $     -- $    --  $ 19,254  $   (14,647)   $ 4,607
Net income  . . . . . . . .       --       --        --           --        --      --        --        1,654      1,654
Balances, December 31, 1992       --       --        --           --        --      --    19,254      (12,993)     6,261
Recapitalization (note 4) .    4,000    6,000     6,000        1,453       989      --   (18,442)          --         --
Stock options exercised,
548,665 shares. . . . . .         --       --        --           --        --      55       --            --         55
Preferred Series A and B
dividends accrued . . . .        199      238        --           --        --      --     (437)           --         --
Net income  . . . . . . . .       --       --        --           --        --      --       --           217        217
Balances, December 31, 1993  $ 4,199 $  6,238  $  6,000    $   1,453  $    989 $    55  $   375   $   (12,776)   $ 6,533



See notes to the financial statements.

                                     5


                             TESSERACT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

     1.   Significant Accounting Policies

          Tesseract Corporation (the "Company"), designs, develops, markets and supports computer-based human resource solutions to customers seeking performance, features and flexibility. Founded in 1972, the Company also provides implementation, consulting and development services to its customers. The Company was acquired by and became a wholly-owned subsidiary of a major financial institution ("the Prior Controlling Shareholder") in 1986, at which time there was a step-up in basis. On March 24, 1993, the Prior Controlling Shareholder sold controlling interest in the Company. In 1992, certain amounts of revenues and expenses resulted from transactions with the Prior Controlling Shareholder and may not necessarily be indicative of conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated entity.

          Cash and cash equivalents are stated at cost, which approximates market value, and consist of demand deposits, money market securities and treasury bills, purchased with an original maturity of three months or less.

          Accounts receivable includes billed and unbilled balances.
     The unbilled balances represent future amounts of software license fees and certain consulting and development fees to be billed based on the contractual terms of an agreement. Such amounts totaled $3,489,000 and $6,727,000 at December 31, 1993 and 1992, respectively.

          Property is stated at cost. Amortization and depreciation are computed using the straight-line method based on estimated useful lives of three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life for leasehold improvements.

          Capitalized software costs include certain costs of internally developed software and are presented at the lower of cost or net realizable value. Capitalization of such costs begins upon the establishment of technological feasibility for the product. Software development costs incurred internally by the Company totaled $7,237,000 and $6,885,000 in 1993 and 1992, respectively. Capitalized internal development costs amounted to $1,024,000 and $1,521,000 in 1993 and 1992, respectively.
     Capitalized software costs associated with products which have not yet been made available for general release amounted to $495,000 and $1,204,000 as of December 31, 1993 and 1992,
     respectively.

          Amortization of capitalized software costs begins when the products are available for general release to customers and is computed using the greater of straight-line or net sales method on a product by product basis over the economic life of the software which is generally three to five years.


                                     6




          Amortization of step-up in basis as a result of the 1986 purchase of the Company includes amortization of capitalized software using the straight-line method. This particular amortization expense totaled $412,000 in 1992. The assets recorded as a result of the step-up in basis were fully amortized as of December 31, 1992.

          Revenue Recognition - The Company derives revenue from licensing the Company's proprietary software products under noncancellable, perpetual license agreements and providing services including implementation support, training and warranty.
     In accordance with the AICPA's Statement of Position 91-1 the Company allocates a portion of the contractual license fee to these services, which are included in the original license of the Company's product, and recognizes the revenue as the services are performed. The remainder of the license fee is recognized upon delivery of the product, provided a signed noncancellable license agreement exists, all significant vendor obligations have been completed and collection is probable.

          Revenue from maintenance agreements for maintaining, supporting and providing periodic upgrades of the Company's software products is recognized ratably over the maintenance contract period. Revenue recognition is deferred until collection is deemed probable.

          Revenue from consulting and development agreements is recognized as the related services are performed or certain milestones are met. Accruals or reserves are provided for consulting and development agreements where there are contingent liabilities or potential collectibility issues.

          Deferred revenue results from billed receivables, unbilled license receivables and cash collections for which revenue has not been recognized on software license, maintenance, consulting and development agreements.

          Income Taxes - Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No.
     109, "Accounting for Income Taxes". There was no material cumulative effect of adopting SFAS No. 109 on the Company's financial statements for the fiscal year 1993. Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Prior to 1993, the Company accounted for income taxes in accordance with Accounting Principles Board
     Opinion No. 11.

          Major Customer - One customer comprised 13% and 12% of revenues in 1993 and 1992, respectively.

          Reclassifications - Certain items in the financial statements for the year ended December 31, 1992 have been reclassified to conform with the current year's presentation.



                                     7




     2.  Property

     Property is stated at cost net of accumulated depreciation and includes the following (in thousands):

                                 December 31,            December 31,
                                       1993                    1992

     Equipment                     $ 2,156                  $ 1,785
     Furniture and Fixtures            931                      782
     Purchased Software                809                      318
          Total                    $ 3,896                  $ 2,885
     Accumulated Depreciation and
          Amortization              (1,867)                  (1,285)

     Property - Net                $ 2,029                  $ 1,600

          Depreciation and amortization expense of property and other assets totaled $669,000 and $388,000 in 1993 and 1992, respectively.


     3.  Income Taxes

     Income tax expenses consist of (in thousands):

                                      1993                1992

     Current tax expense
          Federal                   $  52              $   520
          State                        --                  142

              Subtotal                 52                  662

     Deferred tax expense
          Federal                     (12)                 362
          State                       106                  114

              Subtotal                 94                  476

     Total                          $ 146               $1,138

     The effective income tax rate differs from the amount computed by applying the federal statutory income tax rate as follows:

                                             1993           1992

     Federal Income Tax Rate                 34%            34%
     State Income Taxes net of Federal        6%             6%
     Other                                    --             1%
                                             40%            41%






                                     8




     The Company's deferred tax assets at December 31, 1993 and January 1, 1993 are as follows (in thousands):

                                        December 31,     January 1,
     Assets                                1993             1993

     State Operating Loss Carryforward  $   859        $     771
     Accrued Liabilities and Other          529              208
     Phantom Stock                           --              557
     Deferred Revenue Recognized for Tax     93               --
     Excess Book Depreciation and
       Amortization over Tax                 58                9
                                          1,539            1,545
     Valuation Allowance for State
       Operating Loss Carryforward         (859)            (771)

                                         $  680        $     774


          As of December 31, 1992, deferred tax assets result from timing differences in the recognition of income for financial reporting and tax purposes. The deferred tax provision for the year ended December 31, 1992 represents the portion of income reversing in this period.

          For state income tax purposes, the Company has available net operating loss carryforwards of $9,555,000 which begin expiring in the year ended 2005.

          Prior to the sale of controlling interest in March 1993, income taxes presented were computed on a separate company basis.
     However, the Company filed on a consolidated basis with the Prior
     Controlling Shareholder's federal income tax return in 1992 and the stub period of 1993. The Prior Controlling Shareholder utilized the Company's net operating losses for federal income tax purposes and has made cash payments to the Company for benefits used in 1993 of $1,030,000.


     4.  Stockholders' Equity

          Recapitalization

          As of December 31, 1992, the Company's outstanding stock consisted of 1,000 shares of common stock, which was 100% owned by the Prior Controlling Shareholder. On March 24, 1993, the
     Prior Controlling Shareholder sold its controlling interest in the Company. As a result of this transaction, the stockholder's equity of the Company was recapitalized to consist of several series of preferred and common stock.







                                     9




          Preferred Stock

     At December 31, 1993, preferred stock consisted of:

               Number of
                Shares   Liquidation             Mandatory
              Authorized  Preference Convertible Redemption   Dividend
     Series A   2,400,000   Yes         Yes        Yes    6.25% cumulative
     Series B   1,000,000   Yes         No         Yes    5.00% cumulative
     Series C  12,615,113   Yes         Yes        Yes    9.00% non-cumulative
     Series D   5,134,873   Yes         Yes        Yes    9.00% non-cumulative
     Series E   2,079,039   Yes         Yes        Yes    9.00% non-cumulative


          Liquidation Preference - Liquidation amounts per share, in order of preference, prior to any distribution to common shareholders, are as follows:

                    Preference
                      Amount
                     per share
          Series A   $ 1.6670 plus unpaid, cumulative dividends
          Series C   $ 0.4756
          Series B   $ 6.0000
          Series D   $ 0.4756
          Series E   $ 0.4756


          Series A has preference of liquidation amount plus unpaid, cumulative dividends before holders of Series C and B. Series C has preference of liquidation amount before Series B and then
     Series C and B receive all unpaid, cumulative or declared dividends pro rata in accordance with the applicable dividends.
     Following Series A, C and B, holders of Series D and E have liquidation preference to any series of common stock.

          Conversion - Each share of Series A preferred stock is convertible, at the option of the holder, into one share of Series B non-voting common stock at any time on or after March
     31, 1996, or automatically upon a public offering, sales transaction or the Company's optional redemption of shares.

          Each share of Series C and Series D preferred stock is convertible into one share of Series A common stock at the option of the holder or automatically upon a public offering of common stock meeting specified criteria. Each share of Series E preferred stock is convertible into one share of Series B non-voting common stock at the option of the holder or automatically upon a public offering of common stock meeting specified criteria.







                                    10


          Redemption - All outstanding shares of the Series A preferred stock may be redeemed at the option of the Company at $1.667 per share plus unpaid, cumulative dividends until the mandatory redemption date of March 31, 1996 and at the option of the holder upon a public offering or sale of the Company.

          All outstanding shares of Series B preferred stock may be redeemed at the option of the Company at $6.00 per share plus unpaid, cumulative dividends and may be redeemed at the option of the holder upon a public offering or when the Company's Adjusted
     Net Worth exceeds the Net Worth Minimum and the Company has the availability of Excess Cash as defined in the restated Articles of Incorporation or upon sale of the Company.

          Each share of Series C, D and E preferred stock becomes redeemable at the option of the holder at $.4756 per share when no shares of Series A and Series B preferred stock are outstanding.


          Dividends - Dividends with respect to Series A and Series B preferred shares are cumulative at an annual rate of $.10417 per share and $.30 per share, respectively. Dividends at an annual rate of $.0428 per share may be declared at the discretion of the Board of Directors with respect to Series C, D and E preferred stock and are non-cumulative.

          Voting - Series C and D have voting rights.  Series A, B and
     E have limited voting rights as defined in the Restated Articles of Incorporation.

          Common Stock

     At December 31, 1993 common stock consisted of:

                                Number of Shares
                                   Authorized           Voting
               Series A            30,582,948          Yes
               Series B             4,479,039          No
               Series C             2,250,013          Yes

          Series C common shares have liquidation preference of $1.228 per share after payment has been made to holders of the preferred stock of the full amount of the liquidation preference.

          Each share of Series B common stock is convertible into Series A common stock upon a Series E preferred stock conversion.

          Each share of Series C common stock will convert automatically into Series A Common Stock upon a public offering of common stock meeting specified criteria.

          Non-cumulative dividends may be declared and paid at the discretion of the Board of Directors only after payment of all cumulative dividends on Series A and B preferred stock and all current year dividends on Series C, D and E preferred stock.


                                    11




          Stock Options

          Under the terms of the Tesseract Corporation 1993 Series A
     Common Stock Incentive Plan, options to purchase up to 2,400,000 shares of Series A common stock may be granted. Incentive stock options must be granted at not less than fair market value at the date of grant as determined by the Board of Directors.
     Generally, the options vest and are exercisable at a rate of 25% at the end of the first year then 2.08% per month over the remaining three year period. Options canceled are available for future grants. The term of each option is 10 years.


     The activity in the 1993 Series A Common Stock Incentive Plan is as follows:

                        Exercise               Number of
                         Price                   Shares
     Granted             $0.10                    2,450,600
     Exercised           $0.10                     (400,000)
     Canceled            $0.10                     (834,850)
     Outstanding, December 31, 1993               1,215,750


          At December 31, 1993, there were no exercisable options to purchase shares and 784,250 shares were available for future grant under the plan.

          Under the terms of the Tesseract Corporation 1993 Series C
     Common Stock Incentive Plan, stock options to purchase up to 2,250,013 shares of Series C common stock may be granted.
     Incentive stock options must be granted at not less than fair market value at the date of grant as determined by the Board of Directors. The options are exercisable at the rate of 2.08% per month over a four year period. The term of each option is 10 years.


     The activity in the 1993 Series C Common Stock Incentive Plan is as follows:

                             Exercise             Number of
                              Price                 Shares
     Granted                  $0.10               2,240,795
     Exercised                $0.10                (148,664)
     Canceled                 $0.10                (885,068)
     Outstanding, December 31, 1993               1,207,063


          At December 31, 1993, options to purchase 224,873 shares were exercisable and there were no shares available for future grant under the Series C Common Stock Incentive Plan.





                                    12




     5.  Phantom Stock Compensation Plan

          Effective January 1, 1991, the Company adopted a phantom stock plan as a means to provide incentive compensation to its employees. Phantom stock compensation expense was $855,000 in 1992 and the accrued liability was $1,489,000 at December 31, 1992.

          In connection with the change in controlling interest, the employees voted to terminate the Phantom Stock Compensation Plan.
     As a result, the Company paid $1,478,000 for amounts vested.  The
     Series C common stock options referred to above were granted to employees with unvested phantom stock amounts.


     6.  Employee Benefit Plan

          The Company has a long-term retirement investment program, the 401(k) savings plan. All employees of the Company are eligible to participate in the 401(k) plan on the first day of the month following six calendar months of employment with the Company provided 1,000 hours of service have been completed. The
     Company is required to match contributions equal to 50% of the first 6% of each participant's salary. These matching contributions vest 25% per year. Company matching contributions totaled $361,000 and $297,000 in 1993 and 1992, respectively.


     7.  Related Party Transactions

          An indirect stockholder earns an annual management fee of $275,000. Cash payment may not be made until all unpaid, cumulative preferred dividends have been paid. The total expense was $223,000 for 1993.

          An indirect stockholder was paid $96,000 for consulting services provided in 1993.

          During 1993, an indirect stockholder managed approximately
     $2 million of the Company's excess cash for which no fee was charged. Investment income earned during 1993 totaled approximately $50,000.

          An interest free loan is receivable from an officer in the amount of $80,000 at December 31, 1993 and 1992 which is due in full no later than January 31, 1995.

          Revenues earned and management expense related to the Prior
     Controlling Shareholder totaled $309,935 and $32,000 in 1993, respectively. Revenues earned related to the Prior Controlling
     Shareholder totaled $236,000 in 1992. Management expense of $127,000, computer equipment of $416,000 and intercompany tax expense of $882,000 were incurred related to the Prior
     Controlling Shareholder in 1992.



                                    13




     8.  Commitments

          The Company leases, under operating leases, office space and equipment with varying expiration dates through 1999, with one equipment lease having a renewal option. The leases generally provide for minimum annual rent payments, including some escalations and the payment of increases of operating expenses over the base year amounts of these leases.

     Future minimum lease payments under non-cancelable operating leases at December 31, 1993 are as follows:

                    1994                     $1,371,000
                    1995                      1,357,000
                    1996                      1,363,000
                    1997                      1,646,000
                    1998                      1,710,000
                    Thereafter                   56,000
                    Total                    $7,503,000


          Rent expense related to such leases was $1,123,000 and $862,000 in 1993 and 1992, respectively.

          The Company is engaged in various legal proceedings incidental to its normal business activities. In the opinion of the Company, none of such proceedings is material in relation to the Company's financial position.


     9.  Restructuring Costs

          During 1993, the Company reviewed its operating strategies in order to improve competitiveness and future profitability.
     The Company adopted a plan to restructure its operations which resulted in a restructuring charge to operating income of $2,314,000 in 1993 which consisted primarily of severance and relocation costs. At December 31, 1993, the restructuring liability was $1,106,000.


















                                    14
